UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 2, 2019

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 North Main Street, Ste. 105

Bountiful, Utah 84010

(801) 244-4405

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities	Trading symbol	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 2, 2019, CleanSpark, Inc., a Nevada corporation (the “Company”), appointed Anthony Vastola to the position of Chief Strategy Officer (CSO). As CSO, Mr. Vastola will assist the President and CEO with developing, communicating, facilitating, executing, and sustaining strategic initiatives.

Mr. Vastola, 35, has served as the Company’s Senior Vice President of Projects since 2018. Prior to his SVP role, Mr. Vastola was initially hired in 2014 as the Estimation and Installation Manager integrating CleanSpark’s first microgrids. He has also been the Responsible Managing Employee(RME) acting as the company’s qualifying individual for their contractor’s license since 2014. In 2016 Mr. Vastola was promoted to Director of Operations where he took on a larger role managing the overall throughput of the company’s major processes. Prior to CleanSpark, he supported multiple successful electrical contracting companies in Southern California.

There is no arrangement or understanding between Mr. Vastola and any other person pursuant to which he was selected as an executive officer. There are no family relationships between Mr. Vastola and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer and the Company has not entered into any transactions with Mr. Vastola that are reportable pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: August 8, 2019	By:	/s/ Zachary Bradford
Zachary Bradford
Chief Financial Officer and President

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